UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2018

Hasbro, Inc.

(Exact name of registrant as specified in its charter)

Rhode Island	1-6682	05-0155090
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island		02861
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (401) 431-8697

______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02          Results of Operations and Financial Condition.

On October 22, 2018, Hasbro, Inc. ("Hasbro" or "we") announced our financial results for the fiscal quarter ended September 30, 2018, and certain other financial information. The press release, attached as Exhibit 99.1, includes non-GAAP financial measures as defined under SEC rules, specifically Adjusted net earnings and Adjusted earnings per diluted share, excluding the impact of charges associated with the Toys“R”Us liquidation; severance costs and U.S. tax reform, as well as Adjusted operating profit absent the impact of the charges associated with the Toys“R”Us liquidation and severance costs. Also included in the financial tables are the non-GAAP financial measures of EBITDA and Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income taxes, depreciation and amortization. Adjusted EBITDA also excludes the impact of charges associated with the Toys“R”Us liquidation and severance costs in the first quarter of 2018. As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted earnings per diluted share and Adjusted operating profit absent the impact of charges associated with the Toys“R”Us liquidation and severance costs in the first quarter of 2018 provides investors with an understanding of the underlying performance of the Company’s business absent these unusual events.  Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of the Company because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions.

These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

The information furnished in Item 2.02, including the Exhibit attached hereto, shall not be deemed "filed" for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

As part of our ongoing efforts to compete in an evolving marketplace, and ensure we have the right talent and skills to profitably grow going forward, Hasbro, Inc. (the “Company”) is taking certain actions, which began on October 17, 2018 and will continue through 2019. The actions primarily include headcount reduction aimed at right-sizing the Company’s cost-structure and ensuring its workforce has the capabilities to grow profitably in the future.  Under the plan, the Company expects to incur pre-tax restructuring charges relating to severance and other employee costs of approximately $50 million to $60 million, that will be expensed in the fourth quarter of 2018. This cash charge is expected to be paid from October 2018 through December 2019.

Once these actions are completed, the Company expects that it will generate approximately $30 million to $40 million in annualized pre-tax savings by 2020.

Item 9.01                          Financial Statements and Exhibits.

(d)  Exhibits

99.1      Hasbro, Inc. Press Release, dated October 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.

	By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: October 22, 2018

EXHIBIT INDEX

Exhibit No.	Description
99.1	Hasbro, Inc. Press Release, dated October 22, 2018.